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TABLE OF CONTENTS Prospectus Supplement

Filed pursuant to Rule 424(b)(2)
Registration No. 333-229364

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated January 22, 2020

Preliminary Prospectus Supplement
(To Prospectus dated January 25, 2019)

$

Adobe Inc.

$            % Notes due 20
$            % Notes due 20
$            % Notes due 20
$            % Notes due 20

          Adobe Inc. ("Adobe") is offering $            aggregate principal amount of        % Notes due 20    (the "20    Notes"), $            aggregate principal amount of        % Notes due 20    (the "20    Notes"), $            aggregate principal amount of         % Notes due 20    (the "20    Notes") and $            aggregate principal amount of        % Notes due 20    (the "20    Notes" and, together with the 20    Notes, the 20    Notes and the 20    Notes, the "notes").

          The 20    Notes will bear interest at the rate of        % per year. The 20    Notes will bear interest at the rate of        % per year. The 20    Notes will bear interest at the rate of        % per year. The 20    Notes will bear interest at the rate of        % per year. We will pay interest on the notes semi-annually in arrears on                and                of each year, beginning on                , 2020.

          The 20    Notes will mature on                    , 20    , the 20    Notes will mature on                    , 20    , the 20    Notes will mature on                    , 20    and the 20    Notes will mature on                    , 20    .

          We may redeem some or all of the notes, at any time or from time to time, at the applicable redemption prices described under the heading "Description of the Notes—Optional Redemption" in this prospectus supplement.

          We will be required to make an offer to purchase the notes, at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of purchase, upon the occurrence of a Change of Control Triggering Event (as defined herein). See the section entitled "Description of the Notes—Purchase Upon Change of Control Triggering Event" for more information.

          The notes will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness from time to time outstanding.

          Investing in the notes involves risks. See "Risk Factors" beginning on page S-8 for a discussion of certain risks that should be considered in connection with an investment in the notes. You should also consider the risk factors described in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

          Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price(1)		Underwriting discounts and commissions		Proceeds to us, before expenses(1)

	Per Note	Total	Per Note	Total	Per Note	Total

20 Notes	%	$	%	$	%	$

20 Notes	%	$	%	$	%	$

20 Notes	%	$	%	$	%	$

20 Notes	%	$	%	$	%	$

(1)
Plus accrued interest, if any, from                        , 2020.

          Interest on the notes will accrue from                        , 2020. The notes will be issued in book-entry form only, in denominations of $2,000 and multiples of $1,000 thereafter. The notes will not be listed on any securities exchange. Currently there is no public market for the notes.

          The underwriters expect to deliver the notes to purchasers through the book-entry delivery system of The Depository Trust Company and its participants, including Euroclear Bank SA/NV and Clearstream Banking, S.A., on or about                        , 2020, which will be the        business day after the date of this prospectus supplement.

Joint Book-Running Managers

BofA Securities	J.P. Morgan	US Bancorp	Wells Fargo Securities

January     , 2020

        This prospectus supplement, the accompanying prospectus and any free-writing prospectus that we prepare or authorize, contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters and their affiliates and agents have not, authorized anyone to provide you with any information or represent anything about us other than what is contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We are not, and the underwriters and their affiliates and agents are not, making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by us or on our behalf is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus Supplement

Prospectus

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and documents that are incorporated by reference in this prospectus supplement include forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be preceded by, followed by or include the words "will," "expects," "could," "would," "may," "anticipates," "intends," "plans," "believes," "seeks," "targets," "estimates," "looks for," "looks to," "continues" and or similar expressions, as well as statements regarding our focus for the future, are generally intended to identify forward-looking statements. Each of the forward-looking statements we make in this prospectus supplement involves risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section entitled "Risk Factors" of this prospectus supplement and in Item 1A of our Annual Report on Form 10-K incorporated by reference herein, and as may be updated in filings we make from time to time with the U.S. Securities and Exchange Commission (the "SEC"). You should understand that the following important factors, in addition to those discussed in the incorporated documents, could affect our future results, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements:

  •
  failure to compete effectively,

  •
  failure to develop, acquire, market and offer new products and services or enhancements to existing products and services that meet customer requirements,

  •
  introduction of new technology,

  •
  security breaches in data centers we manage or that third parties manage on our behalf,

  •
  interruptions or delays in services from, security or privacy breaches, or failures in data collection from Adobe or third-party service providers that host or deliver services, as well as access, collect, process, use, transmit and store data,

  •
  increasing regulatory focus on privacy and security issues and expanding laws,

  •
  security vulnerabilities in our products and systems or in our supply chain,

  •
  extended and complex sales cycles for some of our enterprise offerings,

  •
  risks related to the timing of revenue recognition created by our subscription offerings,

  •
  inability to predict subscription renewal rates and the impact these rates may have on future revenue and operating results,

  •
  risks associated with operating as a multinational corporation,

  •
  failure to effectively manage critical strategic third-party business relationships,

  •
  failure to realize the anticipated benefits of past or future investments or acquisitions and difficulty in integrating such acquisitions,

  •
  uncertainty about current and future economic conditions and other adverse changes in general political conditions in any of the major countries in which Adobe does business,

  •
  inability to continue to attract and retain customers of and contributors to our online marketplaces for creative content,

  •
  risks that our products or platforms are used to create or disseminate objectionable content, particularly misleading content intended to manipulate public opinions,

  •
  changes in accounting principles, tax rules and regulations, or interpretations thereof,

S-i

  •
  inability to protect Adobe's intellectual property rights, including source code, from infringement, or unauthorized copying, use or disclosure,

  •
  costs incurred defending against third parties alleging that we infringe their proprietary rights,

  •
  fluctuations in foreign currency exchange rates,

  •
  failure of our third-party customer service and technical support providers to adequately address customers' requests,

  •
  revenue, margin, earnings shortfalls and the volatility of the market, which may cause the market price of our stock to decline,

  •
  risks inherent in the government procurement process in connection with contracting with government entities,

  •
  our inability to recruit and retain key personnel,

  •
  failure to manage our sales and distribution channels effectively,

  •
  impairment of Adobe's goodwill or amortizable intangible assets,

  •
  incurrence of additional debt,

  •
  catastrophic events,

  •
  climate change's long-term impact on our business, and

  •
  impairment of Adobe's investment portfolio due to deterioration of the financial markets.

        You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this document, except as required by law.

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering. This prospectus supplement also incorporates by reference the information described under "Where You Can Find More Information." The second part is the accompanying prospectus dated January 25, 2019. The accompanying prospectus contains a description of our debt securities and gives more general information, some of which may not apply to this offering.

        If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        Neither this prospectus supplement, any related free writing prospectus that we provide to you nor the accompanying prospectus constitutes an offer, or a solicitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any notes and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither we nor the underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        Unless we have indicated otherwise or the context otherwise requires, references in this prospectus supplement to "Adobe," "we," "us" and "our" or similar terms are to Adobe Inc. and its consolidated subsidiaries.

S-ii

SUMMARY

        The following summary highlights information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. It may not contain all of the information that you should consider before investing in the notes. You should carefully read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference herein that are described under "Where You Can Find More Information."

Adobe Inc.

        Founded in 1982, Adobe Inc. is one of the largest and most diversified software companies in the world. We offer a line of products and services used by creative professionals, marketers, knowledge workers, students, application developers, enterprises and consumers for creating, managing, delivering, measuring, optimizing, engaging and transacting with compelling content and experiences across personal computers, devices and media. We market our products and services directly to enterprise customers through our sales force and local field offices. We license our products to end users through app stores and our own website at www.adobe.com. We offer many of our products via a Software-as-a-Service model or a managed services model (both of which are referred to as hosted or cloud-based) as well as through term subscription and pay-per-use models. We also distribute certain products and services through a network of distributors, value-added resellers, systems integrators, independent software vendors, retailers, software developers and original equipment manufacturers. In addition, we license our technology to hardware manufacturers, software developers and service providers for use in their products and solutions. Our products run on personal and server-based computers, as well as on smartphones, tablets and other devices, depending on the product. We have operations in the Americas, Europe, Middle East and Africa, and Asia-Pacific.

        Adobe was originally incorporated in California in October 1983 and was reincorporated in Delaware in May 1997.

        Our executive offices and principal facilities are located at 345 Park Avenue, San Jose, California 95110-2704. Our telephone number is 408-536-6000 and our website is www.adobe.com. The information posted to our website is not incorporated into this prospectus supplement.

 The Offering

        The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the Notes" section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes.

Issuer	Adobe Inc.
Securities Offered	$ aggregate principal amount of the 20 Notes
$ aggregate principal amount of the 20 Notes
$ aggregate principal amount of the 20 Notes
$ aggregate principal amount of the 20 Notes
Maturity Dates	, 20 for the 20 Notes
, 20 for the 20 Notes
, 20 for the 20 Notes
, 20 for the 20 Notes
Original Issue Date	, 2020
Interest Rates	Fixed rate of % per annum for the 20 Notes
Fixed rate of % per annum for the 20 Notes
Fixed rate of % per annum for the 20 Notes
Fixed rate of % per annum for the 20 Notes
Interest Payment Dates	Interest on the notes will be paid semi-annually in arrears on each and , beginning on , 2020.
Ranking

The notes will be the senior unsecured obligations of Adobe and will rank equally with all of its existing and future unsecured and unsubordinated indebtedness from time to time outstanding. As of November 29, 2019, we had approximately $10.2 billion of total liabilities on a consolidated basis, including $4.1 billion of senior indebtedness outstanding. All existing and future liabilities (including trade payables and preferred stock obligations) of subsidiaries of Adobe will be structurally senior to the notes. As of November 29, 2019, Adobe's subsidiaries had approximately $2.4 billion of liabilities (including trade payables and excluding intercompany debt).

Form and Denomination

The notes will be issued in the form of one or more fully registered global securities, without coupons, in denominations of $2,000 in principal amount and integral multiples of $1,000 in excess thereof. These global notes will be deposited with the trustee as custodian for, and registered in the name of, a nominee of The Depository Trust Company ("DTC"). Except in the limited circumstances described under "Description of the Notes—Book-Entry; Delivery and Form; Global Note," notes in certificated form will not be issued or exchanged for interests in global securities.

Governing Law	New York
Use of Proceeds

We estimate that the net proceeds from this offering after deducting the underwriters' discount and estimated offering expenses payable by us, will be approximately $             million. The net proceeds of this offering will be used for general corporate purposes, which, among other things, will include repaying the $900.0 million in outstanding aggregate principal amount of Adobe's 4.750% senior notes due 2020 (the "2020 Senior Notes"), plus accrued and unpaid interest thereon, and its $2.25 billion unsecured term loan (the "term loan"). See "Use of Proceeds" for more information.

Further Issuances

Adobe may create and issue further notes ranking equally and ratably with the notes offered by this prospectus supplement in all respects (except for the issue date, the issue price, the payment of interest accrued prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes), so that such further notes may be consolidated and form a single series with, and increase the aggregate principal amount of, the notes of such applicable series offered by this prospectus supplement.

Sinking Fund	None
Optional Redemption

Prior to (i) with respect to the 20    Notes, the maturity date of such notes, (ii) with respect to the 20    Notes,              , 20    (       months prior to the maturity date of such notes), (iii) with respect to the 20    Notes,              , 20    (       months prior to the maturity date of such notes), and (iv) with respect to the 20    Notes,              , 20    (       months prior to the maturity date of such notes), such series of notes may be redeemed at our option, at any time in whole or from time to time in part, at a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to, but excluding, the date of redemption:

• 100% of the principal amount of the notes to be redeemed; and

•

the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (assuming, in the case of the 20    Notes, the 20    Notes and the 20    Notes, that such notes matured on their applicable Par Call Date, as defined in and set forth in "Description of the Notes—Optional Redemption"), exclusive of interest accrued to, but excluding, the date of redemption, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the applicable Treasury Rate (as defined in this prospectus supplement) plus              basis points in the case of the 20    Notes, plus              basis points in the case of the 20    Notes, plus              basis points in the case of the 20    Notes and plus              basis points in the case of the 20    Notes.

In addition, on or after (i) with respect to the 20    Notes,               , 20    (       months prior to the maturity date of such notes), (ii) with respect to the 20    Notes,              , 20    (       months prior to the maturity date of such notes), and (iii) with respect to the 20    Notes,              , 20    (       months prior to the maturity date of such notes), such series of notes may be redeemed at our option, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the date of redemption. See "Description of the Notes—Optional Redemption" for more information.

Mandatory Offer to Purchase Upon a Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event (as defined below in "Description of the Notes—Purchase Upon Change of Control Triggering Event"), we will be required to make an offer to purchase the notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to, but excluding, the date of purchase. See "Description of the Notes—Purchase Upon Change of Control Triggering Event" for more information.

Trading

Each series of the notes is a new issue of securities with no established trading market. We do not intend to apply for listing of any series of the notes on any securities exchange. The underwriters have advised us that they intend to make a market in each series of the notes, but they are not obligated to do so and may discontinue market-making at any time without notice. See "Underwriting" in this prospectus supplement for more information about possible market-making by the underwriters.

Trustee, Registrar and Paying Agent	Wells Fargo Bank, National Association

Risk Factors

You should carefully consider all of the information in this prospectus supplement and the accompanying prospectus and the documents incorporated herein by reference. In particular, you should evaluate the information set forth under "Cautionary Note on Forward-Looking Statements" and "Risk Factors" before deciding whether to invest in the notes.

Conflicts of Interest

Certain affiliates of the underwriters will receive at least 5% of the net proceeds of this offering in connection with the repayment of our 2020 Senior Notes and the term loan. See "Use of Proceeds." Accordingly, this offering is being made in compliance with the requirements of Rule 5121 of the Financial Industry Regulation Authority ("FINRA"). Because the notes to be offered will be rated investment grade, pursuant to Rule 5121, the appointment of a qualified independent underwriter is not necessary. See "Underwriting (Conflicts of Interest)."

Summary Consolidated Financial Data

        Our summary consolidated financial information presented below as of and for the three fiscal years ended November 29, 2019 has been derived from our audited consolidated financial statements. Our summary consolidated financial information set forth below should be read in conjunction with our consolidated financial statements, including the notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Selected Financial Data," each of which can be found in our Annual Report on Form 10-K for the fiscal year ended November 29, 2019, which is incorporated by reference herein.

	Fiscal Years Ended
(In thousands, except per share data)	November 29, 2019	November 30, 2018	December 1, 2017
Statements of Operations Data:
Revenue:
Subscription	$9,994,463	$7,922,152	$6,133,869
Product	647,788	622,153	706,767
Services and support	529,046	485,703	460,869

Total revenue	11,171,297	9,030,008	7,301,505

Cost of revenue:
Subscription	1,222,520	807,221	623,048
Product	39,625	46,009	57,082
Services and support	410,575	341,769	330,361

Total cost of revenue	1,672,720	1,194,999	1,010,491

Gross profit	9,498,577	7,835,009	6,291,014
Operating expenses:
Research and development	1,930,228	1,537,812	1,224,059
Sales and marketing	3,244,347	2,620,829	2,197,592
General and administrative	880,637	744,898	624,706
Amortization of intangibles	175,244	91,101	76,562

Total operating expenses	6,230,456	4,994,640	4,122,919

Operating income	3,268,121	2,840,369	2,168,095
Non-operating income (expense):
Interest and other income (expense), net	42,255	39,536	36,395
Interest expense	(157,214)	(89,242)	(74,402)
Investment gains (losses), net	51,579	3,213	7,553

Total non-operating income (expense), net	(63,380)	(46,493)	(30,454)

Income before income taxes	3,204,741	2,793,876	2,137,641
Provision for income taxes	253,283	203,102	443,687

Net income	$2,951,458	$2,590,774	$1,693,954

Basic net income per share	$6.07	$5.28	$3.43

Shares used to compute basic income per share	486,291	490,564	493,632

Diluted net income per share	$6.00	$5.20	$3.38

Shares used to compute diluted income per share	491,572	497,843	501,123

	As of
(In thousands)	November 29, 2019	November 30, 2018	December 1, 2017
Balance Sheet Data:
Cash, cash equivalents and short-term investments	$4,176,976	$3,228,962	$5,819,774
Total assets	$20,762,400	$18,768,682	$14,535,556
Long-term debt	$988,924	$4,124,800	$1,881,421
Total stockholders' equity	$10,530,155	$9,362,114	$8,459,869

RISK FACTORS

        In considering whether to purchase the notes, you should carefully consider all the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should carefully consider the risk factors described below, which are not exhaustive. In this section, references to "Adobe," "us," "we," or "our" refer only to Adobe Inc. and not to any of its subsidiaries.

Risks Related to the Offering

The notes are the unsecured obligations of Adobe and not obligations of its subsidiaries and will be structurally subordinated to the claims of its subsidiaries' creditors. Structural subordination increases the risk that Adobe will be unable to meet its obligations on the notes when they mature.

        The notes are exclusively the obligations of Adobe and are not obligations of its subsidiaries. A substantial portion of Adobe's operations are conducted through its subsidiaries. As a result, Adobe's cash flow and ability to service its debt, including the notes, depend upon the earnings of its subsidiaries and the distribution to it of earnings, loans or other payments by its subsidiaries.

        Adobe's subsidiaries are separate and distinct legal entities. Its subsidiaries will not guarantee the notes and are under no obligation to pay any amounts due on the notes or to provide Adobe with funds for its payment obligations, whether by dividends, distributions, loans or other payments. Payments to Adobe by its subsidiaries will also be contingent upon such subsidiaries' earnings and business considerations and may be subject to legal and contractual restrictions. As of November 29, 2019, Adobe had approximately $10.2 billion of total liabilities on a consolidated basis. Of this amount, subsidiaries of Adobe had approximately $2.4 billion of liabilities (including trade payables and excluding intercompany debt) to which the notes will be structurally subordinated.

        Adobe's right to receive any assets of any of its subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including senior and subordinated debt holders and bank and trade creditors. In addition, even if Adobe were a creditor of any of its subsidiaries, its rights as a creditor would be subordinate to any security interest in the assets of its subsidiaries and any indebtedness of its subsidiaries senior to that held by Adobe.

The notes will be subject to the prior claims of any future secured creditors.

        The notes are unsecured obligations, ranking effectively junior to any secured indebtedness that Adobe may incur. Accordingly, the notes will be subordinated to the extent Adobe or its subsidiaries have or will obtain secured borrowings. The indenture governing the notes does not limit the amount of additional debt that Adobe or its subsidiaries may incur, permits Adobe to incur secured debt under specified circumstances and permits its subsidiaries to incur secured debt without restriction. If Adobe incurs secured debt, its assets securing any such indebtedness will be subject to prior claims by its secured creditors. In the event of Adobe's bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up, or upon any acceleration of the notes, Adobe's assets that secure other indebtedness will be available to pay obligations on the notes only after all other such debt secured by those assets has been repaid in full. Any remaining assets will be available to you ratably with all of Adobe's other unsecured and unsubordinated creditors, including trade creditors. If there are not sufficient assets remaining to pay all of these creditors, then all or a portion of the notes then outstanding would remain unpaid.

The indenture governing the notes contains negative covenants. The limitation on liens and sale/leaseback covenants do not apply to Adobe's subsidiaries and contain exceptions that would allow Adobe and its subsidiaries to grant liens or security interests with respect to their assets, rendering the holders of the notes structurally or contractually subordinated to new lenders. The indenture governing the notes does not contain any financial covenants.

        The indenture governing the notes contains negative covenants. The limitation on liens and sale/leaseback covenants apply to Adobe, but not to its subsidiaries. As a result, such subsidiaries will not be restricted under the indenture from granting liens or security interests with respect to all or any of their assets without having to provide similar liens or security to the holders of the notes, or from entering into sale/leaseback transactions. Exceptions to the definition of "permitted lien" within the limitation on liens covenant would allow Adobe to borrow substantial additional amounts and to grant liens or security interests in connection with those borrowings. The indenture governing the notes does not contain any financial covenants.

Increased leverage may harm the financial condition and results of operations of Adobe.

        As of November 29, 2019, Adobe had $4.1 billion of total indebtedness, all of which was unsecured and unsubordinated. On an as-adjusted basis after giving effect to this offering and the application of the net proceeds from this offering, as more fully described in "Use of Proceeds" in this prospectus supplement, as of November 29, 2019, we would have had approximately $             billion of total indebtedness (including the notes), all of which would have been unsecured and unsubordinated.

        Adobe and its subsidiaries may incur additional indebtedness in the future and the notes do not restrict future incurrence of indebtedness. Any increase in its level of indebtedness will have several important effects on Adobe's future operations, including, without limitation:

  •
  Adobe will have additional cash requirements in order to support the payment of interest on its outstanding indebtedness;

  •
  increases in its outstanding indebtedness and leverage will increase its vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure; and

  •
  depending on the levels of its outstanding debt, its ability to obtain additional financing for working capital, capital expenditures, general corporate and other purposes may be limited.

        Adobe's ability to make payments of principal and interest on its indebtedness depends upon its future performance, which will be subject to general economic conditions, industry cycles and financial, business and other factors affecting its consolidated operations, many of which are beyond its control. If Adobe is unable to generate sufficient cash flow from operations in the future to service its debt, it may be required, among other things:

  •
  to seek additional financing in the debt or equity markets;

  •
  to refinance or restructure all or a portion of its indebtedness, including the notes;

  •
  to sell selected assets;

  •
  to reduce or delay planned capital expenditures; or

  •
  to reduce or delay planned operating and investment expenditures.

Such measures might not be sufficient to enable Adobe to service its debt. In addition, any such financing, refinancing or sale of assets might not be available on economically favorable terms.

The provisions of the notes will not necessarily protect you in the event of certain highly leveraged transactions.

        Upon the occurrence of a Change of Control Triggering Event you will have the right to require Adobe to purchase the notes as provided in the indenture governing, and on the terms set forth in, the notes. However, the Change of Control Triggering Event provisions will not afford you protection in the event of certain highly leveraged transactions that may adversely affect you. For example, any leveraged recapitalization, refinancing, restructuring or acquisition initiated by Adobe generally will not constitute a Change of Control that would potentially lead to a Change of Control Triggering Event. As a result, Adobe could enter into any such transaction even though the transaction could increase the total amount of its outstanding indebtedness, adversely affect its capital structure or credit rating or otherwise adversely affect the holders of the notes. These transactions may not involve a change in voting power or beneficial ownership or result in a downgrade in the ratings of the notes, or, even if they do, may not necessarily constitute a Change of Control Triggering Event that affords you the protections described in this prospectus supplement. If any such transaction were to occur, the value of your notes could decline.

We may not be able to purchase all of the notes upon a Change of Control Triggering Event, which would result in a default under the notes.

        Adobe will be required to offer to purchase the notes upon the occurrence of a Change of Control Triggering Event as provided in the indenture governing the notes. However, Adobe may not have sufficient funds to purchase the notes in cash at such time. In addition, Adobe's ability to purchase the notes for cash may be limited by law or the terms of other agreements relating to its indebtedness outstanding at the time, which agreements may provide that a Change of Control Triggering Event constitutes an event of default or prepayment under such other indebtedness and we may not have sufficient funds to repay such other indebtedness. Adobe's failure to make such a purchase would result in a default under your notes and may cause the acceleration of our other debt.

An active trading market for the notes may not develop.

        There is currently no public market for the notes, and Adobe does not currently plan to list any of the series of notes on any national securities exchange. In addition, the liquidity of any trading market in the notes and the market prices quoted for the notes may be adversely affected by changes in the overall market for these notes, prevailing interest rates, ratings assigned to the notes, time remaining to the maturity of the notes, outstanding amount of the notes, the market for similar securities, prospects for other companies in our industry and changes in Adobe's consolidated financial condition, results of operations or prospects. A liquid trading market in the notes may not develop, which could decrease the amounts you would otherwise receive upon a sale or disposition of the notes.

Redemption prior to maturity may adversely affect your return on the notes.

        Since the notes are redeemable at our option, we may choose to redeem your notes at times when prevailing interest rates are relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on your notes being redeemed.

Ratings of the notes may change and affect the market price and marketability of the notes.

        The credit ratings that have been assigned to the notes are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There is no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency's judgment, circumstances so warrant. It is also possible that such ratings may be lowered in connection with future events, such as future acquisitions. Holders of notes will have no recourse against Adobe or any other parties in the event of a change in or suspension or withdrawal of such ratings. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market price or marketability of the notes. In addition, any decline in the ratings of the notes may make it more difficult for us to raise capital on acceptable terms.

USE OF PROCEEDS

        We estimate that the net proceeds from this offering will be approximately $            after deducting underwriting discounts and commissions and our estimated offering expenses. The net proceeds of this offering will be used for general corporate purposes, which, among other things, will include repaying the $900.0 million outstanding in aggregate principal amount of our 2020 Senior Notes, plus accrued and unpaid interest thereon, and our term loan. The interest rate for the 2020 Senior Notes is 4.750% per annum and the 2020 Senior Notes mature on February 1, 2020. At our election, the term loan bears interest at either (i) LIBOR (as defined therein) plus a margin, based on our debt ratings, ranging from 0.500% to 1.000% or (ii) the Base Rate (as defined therein). The interest rate as of November 29, 2019 was 2.451630%. The term loan matures on April 30, 2020, and requires no scheduled principal amortization payments prior to maturity. Certain of the underwriters and/or their affiliates may hold positions in the 2020 Senior Notes and/or the term loan, which may be repaid with the net proceeds of this offering, and therefore may receive a portion of such proceeds upon such repayment.

 CAPITALIZATION

        The following table sets forth a summary of our consolidated cash, cash equivalents and capitalization on an actual and as adjusted basis as of November 29, 2019. Our consolidated capitalization, as adjusted, gives effect to the issuance of the notes offered by this prospectus supplement and the application of the estimated net proceeds as described in "Use of Proceeds" as if the offering had occurred on November 29, 2019. This table should be read in conjunction with our Consolidated Financial Statements incorporated by reference in this prospectus supplement.

	As of November 29, 2019
	Actual	As Adjusted
		(Unaudited)
	(in thousands except par value)
Cash and cash equivalents	$2,650,221	$

Long-term debt:(1)
% Senior Notes Due 20 offered hereby	—
% Senior Notes Due 20 offered hereby	—
% Senior Notes Due 20 offered hereby	—
% Senior Notes Due 20 offered hereby	—
3.250% Senior Notes Due 2025	1,000,000		1,000,000
Current debt:(1)
4.750% Senior Notes Due 2020	900,000		—
Term Loan	2,250,000		—
Revolving Credit Facility	—		—

Total debt	$4,150,000	$
Stockholders' equity:
Preferred stock, $0.0001 par value; 2,000 shares authorized; none issued	—		—
Common stock, $0.0001 par value: 900,000 shares authorized; 600,834 issued; 482,339 shares outstanding	61		61
Additional paid-in-capital	6,504,800		6,504,800
Retained earnings	14,828,562		14,828,562
Accumulated other comprehensive income (loss)	(188,034)		(188,034)
Treasury stock, at cost (118,495 shares), net of re-issuances	(10,615,234)		(10,615,234)

Total stockholders' equity	$10,530,155		$10,530,155

Total debt and stockholders' equity(1)	$14,680,155	$

(1)
Amounts reflect the principal amount of debt and do not include fair value of interest rate swaps.

DESCRIPTION OF THE NOTES

        The summary herein of certain provisions of the indenture referred to below does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture, which is incorporated by reference herein. The following description of the particular terms of the notes supplements, and to the extent inconsistent therewith, replaces the description of the general terms and provisions of the debt securities set forth under "Description of Debt Securities" beginning on page 6 of the accompanying prospectus. In this section, references to "Adobe," "us," "we," or "our" refer only to Adobe Inc. and not to any of its subsidiaries.

General

        The 20    Notes, the 20    Notes, the 20    Notes and the 20    Notes (as defined below), which we refer to collectively as the "notes", will constitute separate series of securities and will be issued only in book-entry form, in denominations of $2,000 and multiples of $1,000 thereafter.

        The notes will be issued under an indenture dated as of January 25, 2010 by and between Adobe (formerly Adobe Systems Incorporated) and Wells Fargo Bank, National Association, as trustee, as may be further supplemented from time to time. Wells Fargo Bank, National Association is the trustee for any and all securities issued under the indenture, as amended, including the notes, and is referred to herein as the "trustee." Adobe will be the sole obligor on the notes.

Ranking

        The indenture does not limit the ability of Adobe to incur additional unsecured indebtedness. The notes will be the unsecured and unsubordinated obligations of Adobe and will rank pari passu with its other unsecured and unsubordinated indebtedness. The notes will be structurally subordinated to all indebtedness and liabilities (including trade payables and preferred stock obligations) of Adobe's subsidiaries and will be effectively subordinated to its secured indebtedness, if any, and that of its subsidiaries, if any. As of November 29, 2019, Adobe had $4.1 billion of total indebtedness, all of which was senior and unsubordinated. As of November 29, 2019, including the $4.1 billion of indebtedness, Adobe had approximately $10.2 billion of total liabilities on a consolidated basis. Of this amount, subsidiaries of Adobe had approximately $2.4 billion of liabilities (including trade payables and excluding intercompany debt) to which the notes will be structurally subordinated.

        On an as-adjusted basis after giving effect to this offering and the application of the net proceeds thereof, as more fully described in "Use of Proceeds" in this prospectus supplement, as of November 29, 2019:

  •
  we would have had approximately $             billion of total indebtedness (including the notes), all of which would constitute senior and unsubordinated indebtedness;

  •
  including the $             billion of indebtedness, we would have had approximately $             billion of total liabilities on a consolidated basis;

  •
  Adobe would not have had any secured indebtedness to which the notes would have been effectively subordinated; and

  •
  Adobe's subsidiaries would have had approximately $2.4 billion of liabilities (including trade payables but excluding intercompany debt) to which the notes would have been structurally subordinated.

Interest and Maturity

        The        % Notes due 20    (the "20    Notes") will mature on              , 20    , the         % Notes due 20    (the "20    Notes") will mature on              , 20    , the        % Notes due 20    (the "20

Notes") will mature on              , 20    and the        % Notes due 20    (the "20    Notes" and together with the 20    Notes, the 20    Notes and the 20    Notes, the "notes") will mature on              , 20    .

        The 20    Notes will bear interest at        % per annum, the 20    Notes will bear interest at        % per annum, the 20    Notes will bear interest at        % per annum and the 20    Notes will bear interest at        % per annum.

        Interest on the notes will be payable semi-annually in arrears on              and              , commencing on              , 2020 to the persons in whose names the notes are registered at the close of business on the preceding              or              , as the case may be, whether or not a business day. Interest on the notes will be paid to, but excluding, the relevant interest payment date. Interest on the notes will be calculated on the basis of a 360-day year comprised of twelve 30-day months.

Issuance of Additional Notes

        Adobe may, without the consent of the holders, increase the principal amount of each series of notes by issuing additional notes in the future on the same terms and conditions as the outstanding notes of such series, except for any differences in the issue date, the issue price, the payment of interest accrued prior to the issue date of the additional notes and the first payment of interest following the issue date of such additional notes; provided that the additional notes are fungible with the applicable series of notes offered hereby for U.S. federal income tax purposes. The additional notes will have the same CUSIP number as the applicable existing series of notes. Under the indenture, the notes and any additional notes that Adobe may issue will be treated as a single series with the outstanding notes of such series for all purposes under the indenture, including for purposes of determining whether the required percentage of the holders of record has given approval or consent to an amendment or waiver or joined in directing the trustee to take certain actions on behalf of all holders.

        Adobe also may, without the consent of the holders, issue other series of debt securities under the indenture in the future on terms and conditions different from the series of notes offered hereby.

Optional Redemption

        Prior to its maturity date, in the case of the 20    Notes, or its applicable Par Call Date, in the case of the 20    Notes, the 20    Notes and the 20    Notes, the notes will be redeemable, in whole or in part at any time, or from time to time, at Adobe's option, each at a "make-whole premium" redemption price calculated by Adobe equal to the greater of:

            (i)  100% of the principal amount of the notes to be redeemed; and

           (ii)  the "make-whole amount," which means the amount equal to the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (assuming, in the case of the 20    Notes, the 20    Notes and the 20    Notes, that such notes matured on their applicable Par Call Date), exclusive of interest accrued to, but excluding, the date of redemption, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the Treasury Rate (as defined below) plus              basis points in the case of the 20    Notes, plus              basis points in the case of the 20    Notes, plus              basis points in the case of the 20    Notes and plus               basis points in the case of the 20    Notes,

in each case, plus accrued interest thereon to, but excluding, the date of redemption.

        Notwithstanding the foregoing, installments of interest on notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the indenture.

        In addition, on or after its applicable Par Call Date, we may redeem the 20    Notes, the 20    Notes and the 20    Notes at our option, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the notes being redeemed, in each case, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

        "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes to be redeemed (assuming in the case of the 20    Notes, the 20    Notes and the 20    Notes, that such notes matured on their applicable Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes (assuming in the case of the 20    Notes, the 20    Notes and the 20    Notes, that such notes matured on their applicable Par Call Date).

        "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

        "Par Call Date" means (i) with respect to the 20    Notes,                        , 20     (      months prior to the maturity date of such notes), (ii) with respect to the 20    Notes,                        , 20     (    months prior to the maturity date of such notes), and (iii) with respect to the 20    Notes,                        , 20    (    months prior to the maturity date of such notes).

        "Quotation Agent" means the Reference Treasury Dealer appointed by Adobe Inc.

        "Reference Treasury Dealer" means (i) BofA Securities, Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and a Primary Treasury Dealer (as defined below) selected by U.S. Bancorp Investments, Inc. (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), Adobe Inc. will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by Adobe Inc.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        Notice of any redemption will be mailed or sent at least 10 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption. If less than all of the notes are to be redeemed, the notes to be redeemed shall be selected by lot by The Depository Trust Company, in the case of notes represented by a global note, or by the trustee by a method the trustee deems to be fair and appropriate, in the case of notes that are not represented by a global note.

Purchase Upon Change of Control Triggering Event

        If a Change of Control Triggering Event (as defined below) occurs, unless we have exercised our right to redeem the notes as described above, we will be required to make an offer to each holder of notes to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder's notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that after giving effect to the purchase, any notes that remain outstanding shall have a denomination of $2,000 and integral multiples of $1,000 above that amount.

        Within 30 days following the date upon which the Change of Control Triggering Event has occurred or, at our option, prior to any Change of Control (as defined below), but after the public announcement of the transaction that constitutes or may constitute the Change of Control, except to the extent that we have exercised our right to redeem the notes as described under "—Optional Redemption," we will mail or send a notice (a "Change of Control Offer") to each holder with a copy to the trustee describing the transaction or transactions that constitute or may constitute a Change of Control Triggering Event and offering to purchase notes on the date specified in the notice, which date will be no earlier than 30 days nor later than 60 days from the date such notice is mailed or sent (other than as may be required by law) (such date, the "Change of Control Payment Date"). The notice will, if mailed or sent prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date specified in the notice.

        On each Change of Control Payment Date, we will, to the extent lawful:

  •
  accept for payment all notes or portions of the notes properly tendered pursuant to the Change of Control Offer;

  •
  deposit with the paying agent prior to 10:00 a.m. New York City time an amount equal to the change of control payment in respect of all notes or portions of notes properly tendered pursuant to the Change of Control Offer; and

  •
  deliver or cause to be delivered to the trustee the notes properly accepted together with an officer's certificate stating the aggregate principal amount of notes or portions of notes being purchased.

        The trustee will promptly mail, or cause the paying agent to promptly mail, to each holder of notes so tendered the payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any.

        Except as described above with respect to a Change of Control Triggering Event, the indenture does not contain provisions that permit the holders to require us to purchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        We will comply, to the extent applicable, with the requirements of Rule 14(e)-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other securities laws or regulations in connection with the purchase of notes pursuant to a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the terms described in the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations by virtue thereof.

        Holders of notes electing to have notes purchased pursuant to a Change of Control Offer will be required to surrender their notes, with the form entitled "Purchase Exercise Notice Upon a Change of Control Triggering Event" on the reverse of the note completed, to the paying agent at the address specified in the notice, or transfer their notes to the paying agent by book-entry transfer pursuant to the applicable procedures of DTC, prior to the close of business on the third business day prior to the Change of Control Payment Date.

        We will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.

        In addition, we will not purchase any notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the indenture, other than a default in the payment of the change of control payment upon a Change of Control Triggering Event.

        If holders of not less than 95% in aggregate principal amount of the outstanding notes of such series validly tender and do not withdraw such notes in a Change of Control Offer and we, or any third party making a Change of Control Offer in lieu of us, as described above, purchases all of the notes of such series validly tendered and not withdrawn by such holders, we will have the right, upon not less than 30 nor more than 60 days' prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes of such series that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date).

        The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of our assets and the assets of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to purchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person may be uncertain.

        For purposes of the Change of Control Offer provisions of the notes, the following definitions are applicable:

        "Change of Control" means the occurrence of any one of the following:

          (a)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than to us or one of our subsidiaries;

          (b)   the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock, measured by voting power rather than number of shares;

          (c)   we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or the outstanding Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction; or

          (d)   the adoption of a plan relating to our liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (a) we become a direct or indirect wholly owned subsidiary of a holding company and (b) immediately following that transaction, (1) the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (2) no person or group is the beneficial owner, directly or indirectly, of more than a majority of the total voting power of the Voting Stock of the holding company.

        "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Ratings Event.

        "Investment Grade" means a rating of Baa3 or better by Moody's (or its equivalent under any successor rating category of Moody's); a rating of BBB–or better by S&P (or its equivalent under any successor rating category of S&P); and the equivalent investment grade rating from any replacement Rating Agency or Agencies appointed by us.

        "Moody's" means Moody's Investors Service, Inc., a subsidiary of Moody's Corporation, and its successors.

        "Rating Agency" means each of Moody's and S&P; provided, that if either of Moody's or S&P ceases to rate the notes or fails to make a rating of the notes publicly available, we will appoint a replacement for such Rating Agency that is a "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

        "Ratings Event" means the notes cease to be rated Investment Grade by each of the Rating Agencies on any day during the period (the "Trigger Period") commencing on the date 60 days prior to the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended for so long as the rating of the notes is under publicly announced consideration for a possible downgrade by either of the Rating Agencies).

        "S&P" means S&P Global Ratings, a division of S&P Global Inc., and its successors.

        "Voting Stock" of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Certain Covenants

  Limitation on Liens

        With respect to each series of notes, we will not create or incur any Lien on any of our Principal Properties, whether now owned or hereafter acquired, in order to secure any of our Indebtedness, without effectively providing that such series of notes shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

  (1)
  Liens existing as of the closing date of this offering;

  (2)
  Liens granted after the closing date of this offering, created in favor of the holders of the notes or other series of notes under the indenture;

  (3)
  Liens securing our Indebtedness which are incurred to extend, renew or refinance Indebtedness which is secured by Liens permitted to be incurred under the indenture (including Permitted Liens) so long as such Liens are limited to all or part of substantially the same Principal Property which secured the Liens extended, renewed or replaced and the amount of Indebtedness secured is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection with any extension, renewal or refinancing); and

  (4)
  Permitted Liens.

        Notwithstanding the foregoing, we may, without securing any series of notes, create or incur Liens which would otherwise be subject to the restrictions set forth in the preceding paragraph, if after giving effect thereto, Aggregate Debt does not exceed the greater of (i) 15% of Consolidated Net Worth calculated as of the date of the creation or incurrence of the Lien and (ii) 15% of Consolidated Net Worth calculated as of the date of issuance of the notes.

  Limitation on Sale and Lease-Back Transactions

        With respect to each series of notes, we will not enter into any sale and lease-back transaction for the sale and leasing back of any Principal Property, whether now owned or hereafter acquired, unless:

  (1)
  such transaction was entered into prior to the issuance of the notes;

  (2)
  such transaction was for the sale and leasing back to us or any of our Subsidiaries of any Principal Property by us or one of our Subsidiaries;

  (3)
  such transaction involves a lease for less than three years;

  (4)
  we would be entitled to incur Indebtedness secured by a mortgage on the Principal Property to be leased in an amount equal to the Attributable Liens with respect to such sale and lease-back transaction without equally and ratably securing such series of notes pursuant to the first paragraph of "—Limitation on Liens" above; or

  (5)
  we apply an amount equal to the fair value of the Principal Property sold to the purchase of Property or to the retirement of our long-term Indebtedness within 365 days of the effective date of any such sale and lease-back transaction. In lieu of applying such amount to such retirement, we may deliver debt securities to the trustee under the applicable indenture therefor for cancellation, such debt securities to be credited at the cost thereof to us.

        Notwithstanding the foregoing, we may enter into any sale and lease-back transaction which would otherwise be subject to the foregoing restrictions if after giving effect thereto and at the time of determination, Aggregate Debt does not exceed the greater of (i) 15% of Consolidated Net Worth calculated as of the closing date of the sale and lease-back transaction and (ii) 15% of Consolidated Net Worth calculated as of the date of issuance of the notes.

  Events of Default

        "Events of Default" under each series of notes means:

  (1)
  default in paying interest on the notes of the applicable series when it becomes due and the default continues for a period of 30 days or more;

  (2)
  default in paying principal, or premium, or sinking fund installment, if any, on the notes of the applicable series when due;

  (3)
  default in the performance, or breach, of any covenant in the officer's certificate, supplemental indenture or indenture governing the applicable series of notes (other than defaults specified in clause (1) or (2) above) and the default or breach continues for a period of 90 days or more after we receive written notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the notes of the applicable series affected that is then outstanding (all such series voting together as a single class); and

  (4)
  certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us has occurred.

  Certain Definitions

        As used in this section, the following terms have the meanings set forth below.

        "Aggregate Debt" means the sum of the following as of the date of determination:

  (1)
  the aggregate principal amount of our Indebtedness incurred after the closing date of this offering and secured by Liens not permitted by the first sentence under "—Limitation on Liens;" and

  (2)
  our Attributable Liens in respect of sale and lease-back transactions entered into after the closing date of this offering pursuant to the second paragraph of "—Limitation on Sale and Lease-Back Transactions."

        "Attributable Liens" means in connection with a sale and lease-back transaction the lesser of:

  (1)
  the fair market value of the assets subject to such transaction (as determined in good faith by our board of directors); and

  (2)
  the present value (discounted at a rate per annum equal to the average interest borne by all outstanding notes issued under the indenture (which may include notes in addition to the series of notes currently outstanding under the indenture and the notes being offered by this prospectus supplement) determined on a weighted average basis and compounded semi-annually) of the obligations of the lessee for rental payments during the term of the related lease.

        "Consolidated Net Worth" means, as of any date of determination, the Stockholders' Equity of Adobe and its Consolidated Subsidiaries on that date.

        "Consolidated Subsidiary" means, as of any date of determination and with respect to any Person, any Subsidiary of that Person whose financial data is, in accordance with GAAP, reflected in that Person's consolidated financial statements.

        "Consolidated Total Assets" means, as of any date of determination, total assets as reflected on the most recent consolidated balance sheet available to us prepared in accordance with GAAP on that date.

        "Finance Lease" means any Indebtedness represented by a lease obligation of a Person incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a finance lease in accordance with GAAP.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Public Company Accounting Oversight Board (United States) and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

  (1)
  interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

  (2)
  other agreements or arrangements designed to manage interest rates or interest rate risk;

  (3)
  other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices; and

  (4)
  other agreements or arrangements designed to protect such person against fluctuations in equity prices.

        "Indebtedness" of any specified Person means, without duplication, any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements with respect thereto), except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness would appear as a liability upon an unconsolidated balance sheet of such Person (but does not include contingent liabilities which appear only in a footnote to a balance sheet).

        "Lien" means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement).

        "Non-recourse Obligation" means Indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by Adobe Inc. or any of its direct or indirect Subsidiaries or (2) the financing of a project involving the development or expansion of the properties of Adobe Inc. or any of its direct or indirect Subsidiaries, as to which the obligee with respect to such Indebtedness or obligation has no recourse to Adobe Inc. or any of its direct or indirect Subsidiaries or such Subsidiary's assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

        "Permitted Liens" means:

  (1)
  Liens on any of our assets, created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such asset, which obligations are incurred no later than 18 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;

  (2)
  (a) Liens given to secure the payment of the purchase price incurred in connection with the acquisition (including acquisition through merger or consolidation) of Property, including Finance Lease transactions in connection with any such acquisition, and (b) Liens existing on Property at the time of acquisition thereof or at the time of acquisition by us or any of our Subsidiaries, or merger with or acquisition of, any Person then owning such Property whether or not such existing Liens were given to secure the payment of the purchase price of the Property to which they attach; provided that, with respect to clause (a), the Liens shall be given within 18 months after such acquisition and shall attach solely to the Property acquired or purchased and any improvements then or thereafter placed thereon;

  (3)
  Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

  (4)
  Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on our books as required by GAAP;

  (5)
  Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other Property relating to such letters of credit and the products and proceeds thereof;

  (6)
  Liens encumbering customary initial deposits and margin deposits and other Liens in the ordinary course of business, in each case securing Hedging Obligations and forward contracts, options, futures contracts, futures options, equity hedges or similar agreements or arrangements designed to protect us from fluctuations in interest rates, currencies, equities or the price of commodities;

  (7)
  Liens incurred to secure cash or investment management or custodial services in the ordinary course of business or on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

  (8)
  Liens in our favor;

  (9)
  inchoate Liens incident to construction or maintenance of real property, or Liens incident to construction or maintenance of real property, now or hereafter filed of record for sums not yet delinquent or being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

  (10)
  statutory Liens arising in the ordinary course of business with respect to obligations which are not delinquent by more than 90 days or are being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

  (11)
  Liens arising out of judgments or awards against us or our Subsidiaries with respect to which we or our Subsidiaries shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

  (12)
  Liens consisting of pledges or deposits to secure obligations or obtain any benefits under workers' compensation laws and unemployment insurance, old age pensions, social security or similar matters or legislation, including Liens of judgments thereunder which are not currently dischargeable, or deposits in connection with obtaining or maintaining self-insurance;

  (13)
  Liens consisting of pledges or deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

  (14)
  Liens consisting of deposits of Property to secure our statutory obligations in the ordinary course of our business;

  (15)
  Liens created in connection with a project financed with, and created to secure, a Non-recourse Obligation;

  (16)
  Liens on Property in favor of the United States of America or any state thereof, or in favor of any other country, or any department, agency, instrumentality or political subdivision thereof (including, without limitation, security interests to secure Indebtedness of the pollution control or industrial revenue type) in order to permit Adobe or any of its Subsidiaries to perform a contract or to secure Indebtedness incurred for the purpose of financing all or any part of the purchase price for the cost of constructing or improving the Property subject to such security interests or which is required by law or regulation as a condition to the transaction of any business or the exercise of any privilege, franchise or license;

  (17)
  Liens incurred in connection with pollution control, industrial revenue or similar financings;

  (18)
  Liens on Property incurred in connection with any transaction permitted under "—Limitation on Sale and Lease-Back Transactions" which shall not be in addition to any basket provided in the last paragraph of such covenant; and

  (19)
  Liens created in substitution of any Liens permitted by clauses (1) through (18) above, or pursuant to clauses (1) through (4) of the first paragraph of "—Limitations on Liens" above; provided that, (a) based on a good faith determination of the board of directors of Adobe, the Principal Property encumbered by such substitute or replacement Lien is substantially similar in nature to the Principal Property encumbered by the otherwise permitted Lien that is being replaced, and (b) the Indebtedness secured by such Lien at such time is not increased (other than by an amount equal to any related financing costs (including, but not limited to, the accrued interest, fees, penalties and premium, if any, on the Indebtedness being refinanced)).

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or any other entity, including any government or any agency or political subdivision thereof.

        "Principal Property" means the land, improvements, buildings and fixtures that is real property located within the territorial limits of the United States (including its territories and possessions and Puerto Rico) owned or leased by Adobe and having a net book value which, on the date of determination as to whether a Property is a Principal Property is being made, exceeds 1% of Consolidated Total Assets, other than our principal corporate offices or primary campuses (it being understood that as of the date of the issuance of the notes, our campus located in San Jose, California comprises our principal corporate office and primary campus).

        "Property" means any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of capital stock.

        "Stockholders' Equity" means, as of any date of determination, stockholders' equity as reflected on the most recent consolidated balance sheet available to us prepared in accordance with GAAP.

        "Subsidiary" of any specified Person means any corporation, limited liability company, limited partnership, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof.

No Sinking Fund

        The notes will not be entitled to any sinking fund.

Book-Entry; Delivery and Form; Global Note

        The notes sold in the United States will be issued in the form of one or more fully registered global notes without interest coupons which will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), New York, New York, and registered in the name of Cede & Co., as nominee of DTC, for the accounts of participants in DTC. Unless and until exchanged, in whole or in part, for notes in definitive registered form, a global note may not be transferred except as a whole (i) by the depositary for such global note to a nominee of such depositary, (ii) by a nominee of such depositary to such depositary or another nominee of such depositary or (iii) by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

        Ownership of beneficial interests in a registered global note will be limited to persons, called participants, that have accounts with the depositary (currently DTC) or persons that may hold interests through participants in DTC. Investors may hold their interests in a global note directly through Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), and Clearstream Banking, société anonyme ("Clearstream"), if they are participants in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold interests in a global note on behalf of their participants through their respective depositaries, which in turn will hold such interests in the global note in customers' securities accounts in the depositaries' names on the books of DTC.

        Upon transfer of a definitive note, the definitive note will be exchanged for an interest in a global note, and the transferee will be required to hold its interest through a participant in DTC, Euroclear or Clearstream, as applicable.

        Upon the issuance of a registered global note, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the notes beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the notes will designate the accounts to be credited. Ownership of beneficial interests in a registered global note will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants.

        So long as the depositary, or its nominee, is the registered owner of a registered global note, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the registered global note for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global note will not be entitled to have the notes represented by the registered global note registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture. Accordingly, each person owning a beneficial interest in a registered global note must rely on the procedures of the depositary for that registered global note and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. The laws of some states may require that some purchasers of notes take physical delivery of these notes in definitive form. Such laws may impair the ability to transfer beneficial interests in a global note.

        To facilitate subsequent transfers, all notes deposited by participants with DTC will be registered in the name of DTC's nominee, Cede & Co. The deposit of the notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC will have no knowledge of the actual beneficial owners of the notes. DTC's records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Adobe will make payments due on the notes to Cede & Co., as nominee of DTC, in immediately available funds. DTC's practice upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global note, is to immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global note as shown on the records of the depositary. Payments by participants to owners of beneficial interests in a registered global note held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants. Payment to Cede & Co. is the responsibility of Adobe. Disbursement of such payments to direct participants is the responsibility of Cede & Co. Disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants. None of Adobe, the trustee or any other agent of ours or any agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global note or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures. If a holder requires physical delivery of a definitive note for any reason, including to sell notes to persons in jurisdictions that require such delivery of such notes or to pledge such notes, such holder must transfer its interest in the relevant global note in accordance with the normal procedures of DTC and the procedures set forth in the indenture.

        Cross-market transfers between DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (Brussels time). Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        Because of the time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in the global note from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, as the case may be) immediately following the DTC settlement date, and such credit of any transaction's interests in the global note settled during such processing day will be reported to the relevant Euroclear or Clearstream participant on such day. Cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

        Adobe expects that DTC will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account the DTC interests in a global note are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC will exchange each global note for definitive notes, which it will distribute to its participants.

        Although Adobe expects that DTC, Euroclear and Clearstream will agree to the foregoing procedures in order to facilitate transfers of interests in each global note among participants of DTC, Euroclear and Clearstream, DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Adobe nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        If the depositary for any of the notes represented by a registered global note is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by Adobe within 90 days, Adobe will issue notes in definitive form in exchange for the registered global note that had been held by the depositary. Any notes issued in definitive form in exchange for a registered global note will be registered in the name or names that the depositary gives to the trustee or other relevant agent. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global note that had been held by the depositary. In addition, Adobe may at any time determine that the notes shall no longer be represented by a global note and will issue notes in definitive form in exchange for such global note pursuant to the procedure described above. In connection with any proposed exchange of a note in definitive form for a global note, there shall be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Euroclear and Clearstream hold securities for participating organizations. They also facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in the accounts of such participants. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance, settlement, lending and borrowing of internationally traded securities. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations.

        Indirect access to Euroclear or Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Euroclear or Clearstream participant, either directly or indirectly.

        The information in this section concerning DTC and DTC's book-entry system, as well as information regarding Euroclear and Clearstream, has been obtained from sources that Adobe believes to be reliable, but Adobe takes no responsibility for its accuracy or completeness. Adobe assumes no responsibility for the performance by DTC, Euroclear, Clearstream or their respective participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

Notices

        Notices to holders of the notes will be made by first class mail, postage prepaid, to the addresses that appear on the security register of the notes. Any notices required to be given to the holders while the notes are global notes will be given only to DTC.

Concerning Our Relationship with the Trustee

        Adobe maintains ordinary banking relationships and credit facilities with affiliates of the trustee. See "Underwriting—Other Relationships" for more information. A portion of the net proceeds from the notes will be used to repay the term loan, for which Wells Fargo Bank, National Association is a lender, documentation agent, joint lead arranger and joint book runner. The trustee assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information. The trustee shall not be responsible for determining whether any Change of Control has occurred and whether any Change of Control Offer with respect to the notes is required. The trustee shall not be responsible for monitoring our rating status, making any request upon any Rating Agency, or determining whether any rating event with respect to the notes has occurred.

 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following are the material U.S. federal income tax consequences of ownership and disposition of the notes. This discussion only applies to notes that meet all of the following conditions:

  •
  they are purchased by those initial holders who purchase notes at the "issue price," which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the notes is sold for money; and

  •
  they are held as capital assets.

        This discussion does not describe all of the tax consequences that may be relevant to holders in light of their particular circumstances, including alternative minimum tax consequences or the Medicare tax imposed on certain kinds of investment income and tax consequences applicable to holders subject to special rules, such as:

  •
  tax-exempt organizations;

  •
  traders in securities that elect the mark-to-market method of accounting for their securities;

  •
  certain financial institutions;

  •
  insurance companies;

  •
  dealers in securities or foreign currencies;

  •
  persons holding notes as part of a hedge, straddle or other integrated transaction for U.S. federal income tax purposes, or persons entering into a constructive sale with respect to the notes;

  •
  persons required to accelerate the recognition of any item of gross income as a result of such income being recognized on an "applicable financial statement";

  •
  U.S. Holders (as defined below) whose functional currency is not the U.S. dollar; or

  •
  partnerships or other entities classified as partnerships for U.S. federal income tax purposes.

        If a partnership or other entity classified as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partners of partnerships holding the notes are urged to consult their own tax advisors.

        This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. Persons considering the purchase of notes are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Tax Consequences to U.S. Holders

        As used herein, the term "U.S. Holder" means a beneficial owner of a note that is, for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

  •
  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The term "U.S. Holder" also includes certain former citizens and residents of the United States.

  Potential Contingent Payment Debt Treatment

        Upon the occurrence of a Change of Control Triggering Event, Adobe would generally be required to purchase the notes at 101% of their principal amount plus accrued and unpaid interest, as described under "Description of the Notes—Purchase Upon Change of Control Triggering Event." Although the issue is not free from doubt, Adobe intends to take the position that such requirement does not result in the notes being treated as contingent payment debt instruments under the applicable Treasury Regulations. Adobe's position is not binding on the Internal Revenue Service (the "IRS"). If the IRS successfully takes a contrary position, U.S. Holders would be required to treat any gain recognized on the sale or other disposition of the notes as ordinary income rather than as capital gain. Furthermore, U.S. Holders would be required to accrue interest income on a constant yield basis at an assumed yield determined at the time of issuance of the notes, with adjustments to such accruals when any contingent payments are made that differ from the payments calculated based on the assumed yield. U.S. Holders should consult their tax advisors regarding the tax consequences of the notes being treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

  Payments of Interest

        The notes will be issued without original issue discount for U.S. federal income tax purposes. Accordingly, interest paid on a note will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the holder's method of accounting for federal income tax purposes.

  Sale, Exchange, Redemption or Other Disposition of the Notes

        Upon the sale, exchange, redemption or other taxable disposition of a note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or other taxable disposition and the holder's tax basis in the note. A U.S. Holder's tax basis in a note will, in general, be the U.S. Holder's cost therefor. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest as described under "Payments of Interest" above.

        Gain or loss realized on the sale, exchange, redemption or other taxable disposition of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange, redemption or other taxable disposition the note has been held by the holder for more than one year. The deductibility of capital losses is subject to limitations.

  Backup Withholding and Information Reporting

        Information returns will be filed with the IRS in connection with payments on the notes and the proceeds from a sale or other disposition of the notes other than with respect to certain exempt recipients (such as corporations). A U.S. Holder will be subject to backup withholding on these payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder's U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

        As used herein, the term "Non-U.S. Holder" means a beneficial owner of a note that is, for U.S. federal income tax purposes:

  •
  a nonresident alien individual;

  •
  a foreign corporation; or

  •
  a foreign estate or trust.

        "Non-U.S. Holder" does not include a holder who is a non-resident alien individual present in the United States for 183 days or more in the taxable year of disposition of a note. Such a holder is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the sale, exchange, redemption or other disposition of a note.

  Payments on the Notes

        Subject to the discussions below concerning backup withholding and withholding under FATCA, payments of principal, interest and premium on the notes by Adobe or any paying agent to any Non-U.S. Holder will not be subject to U.S. federal withholding tax, provided that, in the case of interest:

  •
  the Non-U.S. Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of Adobe entitled to vote and is not a controlled foreign corporation related, directly or indirectly, to Adobe through stock ownership;

  •
  the beneficial owner of that note certifies on an IRS Form W-8BEN (or other applicable IRS Form W-8), under penalties of perjury, that it is not a United States person (as defined in the Code) and Adobe does not have actual knowledge or reason to know that the beneficial owner is a United States person); and

  •
  the Non-U.S. Holder is not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code.

        If a Non-U.S. Holder of a note does not satisfy the requirements above, interest paid to such Non-U.S. Holder that is not effectively connected with a trade or business in the United States generally will be subject to a 30% U.S. federal withholding tax. However, a Non-U.S. Holder may be entitled to a reduction in or an exemption from withholding on interest as a result of an applicable tax treaty. To claim such a reduction or redemption from withholding, the Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the Non-U.S. Holder's country of residence. Non-U.S. Holders that do not timely provide the applicable withholding agent the required certification, but that qualify for a reduced income treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

        If a Non-U.S. Holder of a note is engaged in a trade or business in the United States, and if interest on the note is effectively connected with the conduct of this trade or business (and, if required by an applicable income tax treaty, is attributable to a permanent establishment in the United States), the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraph, will generally be taxed in the same manner as a U.S. Holder (see "—Tax Consequences to U.S. Holders" above), except that the holder will generally be required to provide to Adobe a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. These holders should consult their own tax advisors with respect to other U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate).

  Sale, Exchange, Redemption or Other Disposition of the Notes

        Subject to the discussions below concerning backup withholding and withholding under FATCA, a Non-U.S. Holder of a note will not be subject to U.S. federal income tax on gain realized on the sale, exchange, redemption or other disposition of such note, unless the gain is effectively connected with the conduct by the holder of a trade or business in the United States.

        If a Non-U.S. Holder of a note is engaged in a trade or business in the United States, and if gain realized by the Non-U.S. Holder on a sale, exchange, redemption or other disposition of a note is effectively connected with the conduct of this trade or business, the Non-U.S. Holder will generally be taxed in the same manner as a U.S. Holder (see "—Tax Consequences to U.S. Holders" above), subject to an applicable income tax treaty providing otherwise. These holders should consult their own tax advisors with respect to other U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate).

  Backup Withholding and Information Reporting

        Information returns will be filed with the IRS in connection with payments on the notes. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the notes and the Non-U.S. Holder may be subject to backup withholding on payments on the notes or on the proceeds from a sale or other disposition of the notes. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

  Withholding Under FATCA

        Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as "FATCA"), a 30% United States federal withholding tax may apply to any interest income paid on the notes to (i) a "foreign financial institution" (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding or (ii) a "non-financial foreign entity" (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under "Tax Consequences to Non-U.S. Holders—Payments on the notes," the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Persons considering the purchase of notes are urged to consult their tax advisors regarding these rules and whether they may be relevant to their ownership and disposition of notes.

UNDERWRITING (CONFLICTS OF INTEREST)

        Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below, for whom BofA Securities, Inc., J.P. Morgan Securities LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC are acting as representatives, has severally agreed to purchase, and we have agreed to sell to that underwriter, the aggregate principal amount of notes set forth opposite the underwriter's name in the following table:

	Principal Amount of the 20 Notes	Principal Amount of the 20 Notes	Principal Amount of the 20 Notes	Principal Amount of the 20 Notes
BofA Securities, Inc.	$	$	$	$
J.P. Morgan Securities LLC
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC

Total	$	$	$	$

        The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters are obligated to purchase all the notes if they purchase any of the notes. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of notes may be terminated.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

        We expect to deliver the notes on or about                , 2020, which will be the        business day after the date of this prospectus supplement (such settlement cycle being herein referred to as "T+       "). Pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the delivery date may be required to specify an alternate settlement cycle at the time of trade to prevent a failed settlement. Investors who wish to trade the notes prior to the delivery date should consult their own advisors.

Discounts

        The underwriters propose to offer the notes directly to the public at the public offering prices set forth on the cover page of this prospectus supplement and some of the notes to dealers at the public offering price less a concession not to exceed        % of the principal amount of the 20    Notes,         % of the principal amount of the 20    Notes,        % of the principal amount of the 20    Notes and        % of the principal amount of the 20    Notes. The underwriters may allow, and any such dealer may reallow, a concession not to exceed        % of the principal amount of the 20    Notes,        % of the principal amount of the 20    Notes,        % of the principal amount of the 20    Notes and        % of the principal amount of the 20    Notes. After the initial offering of the notes to the public, the representatives may change the public offering price and other selling terms.

        The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by Adobe
Per 20 Note		%
Per 20 Note		%
Per 20 Note		%
Per 20 Note		%

Total	$

        We estimate that our total expenses for this offering, other than underwriting discounts and commissions, will be approximately $             million. The underwriters have agreed to reimburse us for a portion of the expenses incurred in connection with this offering.

New Issues of Notes

        There is currently no public trading market for the notes. We have not applied and do not intend to apply to list the notes on any securities exchange. The underwriters have advised us that they intend to make markets in the notes. However, they are not obligated to do so and may discontinue any market-making in the notes at any time in their sole discretion. Therefore, we cannot assure you that liquid trading markets for the notes will develop, that you will be able to sell your notes at a particular time or that the prices you receive when you sell will be favorable. If active trading markets for the notes do not develop, the market prices and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from the initial offering prices, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

        Adobe has agreed with the underwriters, subject to certain exceptions, not to, except with the prior written consent of BofA Securities, Inc., J.P. Morgan Securities LLC, US. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by Adobe having a tenor of more than one year during the period from the date of this prospectus supplement continuing through the settlement date of the notes.

Price Stabilization and Short Positions

        In connection with the offering, the underwriters may purchase and sell notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.

  •
  Short sales involve secondary market sales by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. Covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the prices of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Stabilizing transactions involve bids to purchase notes so long as the stabilizing bids do not exceed a specified maximum.

        Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market prices of the notes. They may also cause the prices of the notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time. In addition, neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that transactions described above may have on the prices of the notes.

Other Relationships

        Certain of the underwriters and their affiliates have in the past provided, and may in the future provide, investment banking, commercial banking, derivative transactions and financial advisory services to us and our affiliates in the ordinary course of business for which they have received or will receive customary fees and reimbursement of expenses. Specifically, certain underwriters and affiliates of the underwriters serve various roles in Adobe's revolving credit facility: Bank of America, N.A., an affiliate of BofA Securities, Inc., serves as administrative agent, swing line lender and lender, JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, and U.S. Bank National Association, an affiliate of U.S. Bancorp Investments, Inc., serve as co-syndication agents, lenders, joint lead arrangers and joint book runners, BofA Securities, Inc. (an assignee of Merrill Lynch, Pierce, Fenner & Smith Incorporated) and Wells Fargo Securities, LLC serve as joint lead arrangers and joint book runners, and Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC, serves as co-syndication agent and lender. Additionally, affiliates of the underwriters serve various roles in Adobe's term loan: Bank of America, N.A., an affiliate of BofA Securities, Inc., serves as administrative agent and lender, JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, serves as syndication agent, lender, joint lead arranger and joint bookrunner, Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC, serves as documentation agent and lender, and BofA Securities, Inc. (an assignee of Merrill Lynch, Pierce, Fenner & Smith Incorporated) and Wells Fargo Securities, LLC serve as joint lead arrangers and joint book runners.

        Certain of the underwriters and/or their affiliates may hold positions in the outstanding 2020 Senior Notes and/or the term loan for their account or the account of customers which may be repaid with the net proceeds of this offering and may therefore receive proceeds from this offering. Also refer to the relationships described below under "—Conflicts of Interest."

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC, serves as the trustee for the indenture governing the notes.

Conflicts of Interest

        Certain affiliates of the underwriters will receive at least 5% of the net proceeds of this offering in connection with the repayment of our 2020 Senior Notes and the term loan. See "Use of Proceeds."

Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Because the notes to be offered will be rated investment grade, pursuant to Rule 5121, the appointment of a qualified independent underwriter is not necessary. Such underwriters will not confirm sales to discretionary accounts without the prior written approval of the customer.

Sales Outside the United States

        The notes may be offered and sold in the United States and certain jurisdictions outside the United States in which such offer and sale is permitted.

  Notice to Prospective Investors in Canada

        The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principals that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

  Notice to Prospective Investors in the European Economic Area

        The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area ("EEA"). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the "Insurance Distribution Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the "Prospectus Regulation"). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared, and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

        This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes, This prospectus supplement and the underlying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

        This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

  Notice to Prospective Investors in the United Kingdom

        This prospectus supplement, the accompanying prospectus and any other material in relation to the notes described herein are being distributed only to, and are directed only at persons outside the United Kingdom or, if in the United Kingdom, persons who are "qualified investors" (as defined in Regulation (EU) 2017/1129) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order"), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order or (iii) persons to whom it would otherwise be lawful to distribute them, all such persons together being referred to as "Relevant Persons." The notes are only available to, and any investment activity or invitation, offer or agreement to subscribe for, purchase or otherwise acquire such notes will be engaged in only with, Relevant Persons. This prospectus supplement, the accompanying prospectus and their contents should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement and/or the accompanying prospectus or any of their contents. The notes are not being offered to the public in the United Kingdom. In addition, in the United Kingdom, each underwriter has represented and agreed that the notes may not be offered other than by an underwriter that:

  •
  has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Market Act 2000 (as amended, the "FSMA")) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  •
  has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

  Notice to Prospective Investors in Hong Kong

        Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the "SFO") and any rules made thereunder; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the "CO") or which do not constitute an offer to the public within the meaning of the CO; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the SFO and any rules made thereunder.

  Notice to Prospective Investors in Japan

        The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any "resident" of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and

Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

  Notice to Prospective Investors in Singapore

        Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than:

  (a)
  to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the "SFA")) pursuant to Section 274 of the SFA;

  (b)
  to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

  (c)
  otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

  (i)
  to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  (ii)
  where no consideration is or will be given for the transfer;

  (iii)
  where the transfer is by operation of law;

  (iv)
  as specified in Section 276(7) of the SFA; or

  (v)
  as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

        Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of notes, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the notes are "prescribed capital markets products" (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

  Notice to Prospective Investors in Switzerland

        This document is not intended to constitute an offer or solicitation to purchase or invest in the notes described herein. The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this document nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

  Notice to Prospective Investors in Taiwan

        The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authorities of Taiwan pursuant to relevant securities laws and regulations of Taiwan and may not be sold, issued or offered within Taiwan through a public offering or in circumstances that constitute an offer or a solicitation of an offer within the meaning of the Securities and Exchange Act or relevant laws and regulations of Taiwan that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or any other regulatory authorities of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.

VALIDITY OF SECURITIES

        The legality of the notes offered hereby will be passed upon for Adobe by Hogan Lovells US LLP. Certain legal matters will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP.

EXPERTS

        The consolidated financial statements of Adobe Inc. and subsidiaries as of November 29, 2019 and November 30, 2018, and for each of the years in the three-year period ended November 29, 2019, and management's assessment of the effectiveness of internal control over financial reporting as of November 29, 2019, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the November 29, 2019 consolidated financial statements refers to the adoption of Financial Accounting Standards Board's Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers, and Subtopic 340-40, Other Assets and Deferred Costs—Contracts with Customers, as of December 1, 2018.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. In addition, the SEC maintains an Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers like Adobe who file electronically with the SEC. Interested persons can electronically access from such site the registration statement of which this prospectus supplement and the accompanying prospectus form a part, including the exhibits and schedules to the registration statement.

        As permitted by the SEC rules, this prospectus supplement and the accompanying prospectus do not contain all the information that you can find in the registration statement or the exhibits to that statement. The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus supplement, provided, however, that nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC:

  •
  our Annual Report on Form 10-K for the year ended November 29, 2019; and

  •
  the portions of the Definitive Proxy Statement on Schedule 14A for the 2019 Annual Meeting of the Stockholders that are incorporated by reference in our Annual Report on Form 10-K for the year ended November 30, 2018.

        You may request a copy of these filings at no cost by contacting our Investor Relations department by visiting our Web site at www.adobe.com, by calling (408)-536-4700, by writing to Investor Relations, Adobe Inc., 345 Park Avenue, San Jose, California 95110-2704 or by sending an email to ir@adobe.com. The information on our Web site is not incorporated by reference, and you should not consider it a part of this prospectus supplement.

PROSPECTUS

ADOBE INC.

        The following are types of securities that may be offered and sold by Adobe Inc. or by selling security holders under this prospectus from time to time:

• Common stock	• Warrants
• Preferred stock	• Purchase contracts
• Debt securities	• Units

        The securities may be offered by us or by selling security holders in amounts, at prices and on terms determined at the time of the offering. The securities may be sold directly to you, through agents, or through underwriters and brokers or dealers. If agents, underwriters, brokers or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. You should read this prospectus, any accompanying prospectus supplement and any document we incorporate by reference carefully before you invest.

        We will describe in a prospectus supplement, which will accompany this prospectus, the securities we are offering and selling, as well as the specific terms of the securities. Those terms may include:

• Maturity	• Redemption terms	• Liquidation amount
• Interest rate	• Listing on a security exchange	• Subsidiary guarantees
• Currency of payments	• Amount payable at maturity	• Sinking fund terms
• Dividends	• Conversion or exchange rights

        Our common stock is listed on the Nasdaq Global Select Market under the ticker symbol "ADBE." On January 24, 2019, the closing price on the Nasdaq Global Select Market for our common stock was $242.56.

        Investing in these securities involves certain risks. See "Risk Factors" beginning on page 3 of this prospectus, as well as risks described in other documents that we include or that are incorporated by reference herein.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 25, 2019.

        You should rely only on the information contained in, or incorporated by reference in, this prospectus or applicable prospectus supplement or free writing prospectus. Neither we nor any selling security holder has authorized anyone to provide you with different information. Neither we nor any selling security holder is making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in, this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than their respective dates. Unless we have indicated otherwise, references in this prospectus to "Adobe," "we," "us," and "our" refer to Adobe Inc. and not to any of its existing or future subsidiaries.

i

ADOBE INC.

Our Business

        Founded in 1982, Adobe Inc. (formerly Adobe Systems Incorporated) is one of the largest and most diversified software companies in the world. We offer a line of products and services used by creative professionals, marketers, knowledge workers, students, application developers, enterprises and consumers for creating, managing, delivering, measuring, optimizing, engaging and transacting with compelling content and experiences across personal computers, devices and media. We market and license our products and services directly to enterprise customers through our sales force and local field offices. We license our products to end users through app stores and our own website at www.adobe.com. We offer many of our products via a Software-as-a-Service model or a managed services model (both of which are referred to as hosted or cloud-based), as well as through term subscription and pay-per-use models. We also distribute certain products and services through a network of distributors, value-added resellers, systems integrators, independent software vendors, retailers, software developers and original equipment manufacturers. In addition, we license our technology to hardware manufacturers, software developers and service providers for use in their products and solutions. Our products run on personal and server-based computers, as well as on smartphones, tablets and other devices, depending on the product. We have operations in the Americas, Europe, Middle East and Africa and Asia-Pacific.

        Adobe was originally incorporated in California in October 1983 and was reincorporated in Delaware in May 1997. Our executive offices and principal facilities are located at 345 Park Avenue, San Jose, California 95110-2704. Our telephone number is 408-536-6000 and our website is www.adobe.com. Investors can obtain copies of our filings with the Securities and Exchange Commission ("SEC") from this site free of charge, as well as from the SEC website at www.sec.gov. The information posted to our website is not incorporated into this prospectus.

About this Prospectus

        This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we and/or selling security holders may sell any combination of the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we and/or selling security holders may offer. Each time we and/or selling security holders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" below in this prospectus.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site at www.sec.gov from which interested persons can electronically access the registration statement of which this prospectus is a part, including the exhibits and schedules thereto.

        As permitted by the SEC rules, this prospectus does not contain all the information that you can find in the registration statement or the exhibits to that statement. The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all filings made with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of the initial registration statement of which this prospectus is a part and until the completion of the offering in the relevant prospectus supplement to which this prospectus relates, or the termination of the offering under this prospectus:

  (a)
  Annual Report on Form 10-K for the year ended November 30, 2018;

  (b)
  Current Report on Form 8-K/A filed on January 14, 2019 and Current Report on Form 8-K filed on January 24, 2019; and

  (c)
  The description of our common stock included in our registration statement on Form 8-A filed on November 19, 1986, including any amendments or reports filed for the purpose of updating such descriptions.

        You may request a copy of these filings at no cost, by contacting our Investor Relations department by calling (408) 536-4700, by writing to Investor Relations, Adobe Inc., 345 Park Avenue, San Jose, California 95110-2704 or by sending an email to adobe@kpcorp.com.

 SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

        In addition to historical information, this prospectus, any prospectus supplement and documents that are incorporated by reference in this prospectus contains forward-looking statements, including statements regarding product plans, future growth, market opportunities, strategic initiatives, industry positioning, customer acquisition and retention, the amount of recurring revenue and revenue growth. In addition, when used in this prospectus, any prospectus supplement and documents that are incorporated by reference in this prospectus, the words "will," "expects," "could," "would," "may," "anticipates," "intends," "plans," "believes," "seeks," "targets," "estimates," "looks for," "looks to," "continues" and similar expressions, as well as statements regarding our focus for the future, are generally intended to identify forward-looking statements. Each of the forward-looking statements we make in this prospectus, any prospectus supplement and documents that are incorporated by reference in this prospectus involves risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section entitled "Risk Factors" in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, incorporated by reference herein. You should carefully review the risks described in this prospectus, any prospectus supplement and documents that are incorporated by reference in this prospectus. You should not place undue reliance on these forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this document, except as required by law.

RISK FACTORS

        Investing in these securities involves certain risks. Before making a decision to invest in these securities, you should carefully consider the risks described under "Item 1A-Risk Factors" beginning on page 20 of our Annual Report on Form 10-K for the year ended November 30, 2018, which is incorporated by reference herein, and those described in other documents that we include or incorporate by reference into this prospectus.

USE OF PROCEEDS

        Our management team will have broad discretion in using the net proceeds from our sale of securities under this prospectus and any applicable prospectus supplement or free writing prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities that we may offer from time to time under this prospectus and any applicable prospectus supplement or free writing prospectus for working capital and general corporate purposes. We may also invest the proceeds in certificates of deposit, United States government securities or certain other interest-bearing securities. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that in the related prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling security holders.

DIVIDEND POLICY

        We do not anticipate paying any cash dividends in the foreseeable future.

DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock is based upon our restated certificate of incorporation, as amended ("Restated Certificate of Incorporation"), our Amended and Restated Bylaws ("Bylaws") and applicable provisions of law. We have summarized certain portions of the Restated Certificate of Incorporation and Bylaws below. The summary is not complete. The Restated Certificate of Incorporation and amendments thereto have been filed with the SEC as Exhibit 3.3 to our Current Report on Form 8-K filed on April 26, 2011, and Exhibit 3.1 to our Current Report on Form 8-K filed on October 9, 2018, and are incorporated by reference in the registration statement of which this prospectus is a part. The Bylaws have been filed with the SEC as Exhibit 3.2 to our Current Report on Form 8-K filed on October 9, 2018 and are incorporated by reference in the registration statement of which this prospectus is a part. You should read the Restated Certificate of Incorporation and Bylaws for the provisions that are important to you.

        Certain provisions of the Delaware General Corporation Law ("DGCL"), the Restated Certificate of Incorporation and the Bylaws summarized in the following paragraphs may have an anti-takeover effect. This may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interests, including those attempts that might result in a premium over the market price for the shares held by such stockholder.

        Copies of the Restated Certificate of Incorporation and Bylaws are available upon request. Please see "Where You Can Find More Information" above in this prospectus.

Authorized Capital Stock

        Under the Restated Certificate of Incorporation, Adobe's authorized capital stock consists of 900,000,000 shares of common stock, $0.0001 par value, and 2,000,000 shares of preferred stock, $0.0001 par value. As of January 18, 2019, there were issued and outstanding 487,725,915 shares of Adobe common stock (excluding shares held in Adobe's treasury). From time to time we issue employee stock options, restricted stock units, performance shares and other forms of stock based compensation.

Common Stock

        Adobe Common Stock Outstanding.    The outstanding shares of our common stock are duly authorized, validly issued, fully paid and nonassessable. Our common stock is listed and principally traded on the Nasdaq Global Select Market under the ticker symbol "ADBE."

        Voting Rights.    Each holder of shares of our common stock is entitled to one vote for each share held of record on the applicable record date on all matters submitted to a vote of stockholders.

        Dividend Rights.    Subject to any preferential dividend rights granted to the holders of any shares of our preferred stock that may at the time be outstanding, holders of our common stock are entitled to receive dividends as may be declared from time to time by our board of directors out of funds legally available therefor. We have not declared or paid any cash dividends on our common stock since April 2005, and do not anticipate paying any cash dividends in the foreseeable future.

        Rights upon Liquidation.    Holders of our common stock are entitled to share pro rata, upon any liquidation or dissolution of Adobe, in all remaining assets available for distribution to stockholders after payment or providing for our liabilities and the liquidation preference of any outstanding preferred stock.

        Preemptive Rights.    Holders of our common stock have no preemptive right to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.

        Transfer Agent and Registrar.    Broadridge Corporate Issuer Solutions, Inc. is the transfer agent and registrar for our common stock.

Preferred Stock

        Under our Restated Certificate of Incorporation, without further stockholder action, our board of directors is authorized, subject to any limitations prescribed by the law of the State of Delaware, to provide for the issuance of the shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding).

Certain Provisions of Our Restated Certificate of Incorporation and Bylaws

        Our Restated Certificate of Incorporation and Bylaws vest the power to call special meetings of stockholders in our chairman of the board, our President, our board of directors or stockholders holding shares representing not less than 10% of the outstanding votes entitled to vote at the meeting. Stockholders are not permitted under our Restated Certificate of Incorporation or Bylaws to act by written consent in lieu of a meeting.

        To be properly brought before an annual meeting of stockholders, (i) any stockholder nomination for the board of directors must be delivered to our Secretary not more than 120 and not less than 90 days prior to the date on which we first released our proxy materials for the prior year's annual meeting, and (ii) any stockholder proposal other than nominations for the board of directors must be delivered to our Secretary not more than 150 and not less than 120 days prior to the date on which we first released our proxy materials for the prior year's annual meeting; provided that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the anniversary of the previous year's meeting, a stockholder's written notice will be timely if it is delivered by the later of the 90th day prior to such annual meeting or the 10th day following the announcement of the date of the meeting. Such notice must contain information specified in the Bylaws as to the director nominee or proposal of other business, information about the stockholder making the nomination or proposal and the beneficial owner, if any, on behalf of whom the nomination or proposal is made, including name and address, class and number of shares owned, and representations regarding the intention to make such a proposal or nomination and to solicit proxies in support of it. With respect to director nominees, we may require any proposed nominee to furnish information concerning his or her eligibility to serve as an independent director or that could be material to a reasonable stockholder's understanding of the independence of the nominee and to provide a statement as to whether such nominee, if elected, intends to comply with our policies and procedures as applicable to the board of directors.

Certain Anti-Takeover Effects of Delaware Law

        We are subject to Section 203 of the DGCL ("Section 203"). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in various "business combination" transactions with any interested stockholder for a period of three years following the date of the transactions in which the person became an interested stockholder, unless:

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  the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the board of directors prior to the date the interested stockholder obtained such status;

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  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (a) by persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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  on or subsequent to such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

        A "business combination" is defined to include mergers, asset sales, and other transactions resulting in financial benefit to a stockholder. In general, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to our company and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

DESCRIPTION OF DEBT SECURITIES

        This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be issued under an indenture between Adobe Inc. and Wells Fargo Bank, National Association, as trustee (the "trustee"), in one or more series established in or pursuant to a board resolution and set forth in an officer's certificate or supplemental indenture. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        We have summarized certain terms and provisions of the indenture. The summary is not complete. The indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. You should read the indenture and applicable board resolution and officer's certificate or supplemental indenture (including the form of debt security) relating to the applicable series of debt securities for the provisions which may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

General

        The indenture does not limit the amount of debt securities which we may issue. We have the right to "reopen" a previous issue of a series of debt securities by issuing additional debt securities of such series. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding. Our secured debt, if any, will be effectively senior to the debt securities to the extent of the value of the assets securing such debt. The debt securities will be exclusively our obligations and not of our subsidiaries and therefore the debt securities will be structurally subordinate to the debt and liabilities of any of our subsidiaries. The prospectus supplement will describe the terms of any debt securities being offered, including:

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  the title;

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  any limit upon the aggregate principal amount;

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  the date or dates on which the principal is payable;

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  the rate or rates at which the debt securities shall bear interest, if any, or the method by which such rate shall be determined;

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  the date or dates from which interest shall accrue;

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  the date or dates on which interest shall be payable;

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  the record dates for the determination of holders to whom interest is payable;

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  the right, if any, to extend the interest payment periods and the duration of such extension;

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  the place or places where the principal of and any interest shall be payable;

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  the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed;

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  our obligation, if any, to redeem, purchase or repay the debt securities;

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  if applicable, the price or prices at which and the period or periods within which and the terms and conditions upon which the debt securities shall be redeemed, purchased or repaid, in whole or in part;

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  if other than denominations of $2,000 and any multiple of $1,000 in excess thereof, the denominations in which the debt securities shall be issuable;

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  the percentage of the principal amount at which the debt securities will be issued and, if other than the principal amount thereof, the portion of such principal amount which shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

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  whether the debt securities are issuable under Rule 144A or Regulation S under the Securities Act of 1933, as amended (the "Securities Act") and, in such case, any provisions unique to such form of issuance including any transfer restrictions or exchange and registration rights;

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  any and all other terms of the series including any terms which may be required by or advisable under U.S. law or regulations or advisable in connection with the marketing of the debt securities;

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  whether the debt securities are issuable as global securities and, in such case, the identity for the depositary;

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  any deletion from, modification of or addition to the events of default or covenants provided for with respect to the debt securities;

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  any provisions granting special rights to holders when a specified event occurs;

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  whether and under what circumstances we will pay additional amounts on the debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted;

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  any special tax implications of the debt securities;

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  any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

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  any guarantor or co-issuer of the debt securities;

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  any special interest premium or other premium;

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  whether the debt securities are convertible or exchangeable into common stock or other of our equity securities or a combination thereof and the terms and conditions upon which such conversion or exchange shall be effected; and

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  the currency in which payments shall be made, if other than U.S. dollars.

Events of Default

        When we use the term "Event of Default" in the indenture with respect to the debt securities of any series, here are some examples of what we mean:

          (1)   default in paying interest on the debt securities when it becomes due and the default continues for a period of 30 days or more;

          (2)   default in paying principal, or premium, if any, on the debt securities when due;

          (3)   default in the performance, or breach, of any covenant or warranty of ours in respect of the debt securities (other than defaults specified in clause (1) or (2) above) and the default or breach continues for a period of 90 days or more after we receive written notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the debt securities of each such series affected that is then outstanding (all such series voting together as a single class);

          (4)   certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us or any significant subsidiary has occurred;

          (5)   (a) a failure to make any payment at maturity, including any applicable grace period on any of our Indebtedness in an amount in excess of $100,000,000 and continuance of this failure to pay or (b) a default on any of our Indebtedness which default results in the acceleration of Indebtedness in an amount in excess of $100,000,000 without such Indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, for a period of, in the case of clause (a) or (b) above, 30 days or more after we receive written notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the debt securities then outstanding (voting together as a single class); provided, however, that if the failure, default or acceleration referred to in clause (a) or (b) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default shall be deemed cured; or

          (6)   any other Event of Default set forth in a board resolution, officer's certificate or supplemental indenture relating to such series of debt securities.

        If an Event of Default (other than an Event of Default specified in clause (4) with respect to us) under the indenture occurs with respect to the debt securities of any series and is continuing, then the trustee may and, at the direction of the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series (each such series voting together as a single class), will by written notice, require us to repay immediately the entire principal amount of the outstanding debt securities of each affected series, together with all accrued and unpaid interest and premium, if any. If an Event of Default under the indenture specified in clause (4) with respect to us occurs and is continuing, then the entire principal amount of the outstanding debt securities will automatically become due immediately and payable without any declaration or other act on the part of the trustee or any holder.

        After a declaration of acceleration or any automatic acceleration under clause (4) described above, the holders of a majority in principal amount of outstanding debt securities of all affected series (voting as a single class) may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal and interest on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in principal amount of all such series of the outstanding debt securities affected (voting as a single class) also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.

        Holders of at least 25% in principal amount of each series of debt securities affected that is then outstanding (voting together as a single class) may seek to institute a proceeding only after they have made written request, and offered indemnity as the trustee may reasonably require, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in principal amount of the outstanding debt securities of each series affected. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.

        During the existence of an Event of Default of which a responsible officer of the trustee has actual knowledge or has received written notice from us or any holder of the debt securities, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person's own affairs. The trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee security or indemnity as the trustee may reasonably require. Subject to certain provisions, the holders of a majority in principal amount of each series of outstanding debt securities affected (voting together as a single class) have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

        The trustee will, within 45 days after any default occurs, give notice of the default to the holders of the debt securities of that series, unless the default was already cured. Unless there is a default in paying principal or interest when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

        We are required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the indenture.

Modification and Waiver

        We and the trustee may amend or modify the indenture or the debt securities without notice to or the consent of any holder of debt securities in order to:

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  cure ambiguities, omissions, defects or inconsistencies;

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  make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;

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  provide for or add guarantors with respect to the debt securities of any series;

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  secure the debt securities of any series;

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  establish the form or forms of debt securities of any series;

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  provide for uncertificated debt securities of any series in addition to or in place of certificated debt securities of the applicable series;

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  evidence and provide for the acceptance of appointment by a successor trustee;

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  provide for the assumption by our successor, if any, to our obligations to holders of any outstanding debt securities of any series in compliance with the provisions of the indenture;

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  maintain the qualification of the indenture under the Trust Indenture Act;

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  conform any provision in the indenture or the terms of the debt securities of any series to this "Description of Debt Securities" or the prospectus or other offering materials pursuant to which the debt securities of such series were offered; or

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  make any change that does not adversely affect the rights of any holder in any material respect.

        Other amendments and modifications of the indenture or the debt securities may be made with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification (voting together as a single class), and our future compliance with any provision of the indenture with respect to any series of debt securities may be waived by written notice to the trustee by the holders of a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the waiver (voting together as a single class). However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

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  reduce the principal amount, or extend the fixed maturity, of the debt securities, alter or waive the redemption provisions of the debt securities;

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  impair the right of any holder of the debt securities to receive payment of principal or interest on the debt securities on and after the due dates for such principal or interest;

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  change the currency in which principal, any premium or interest is paid;

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  reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

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  impair the right to institute suit for the enforcement of any payment on the debt securities;

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  waive a payment default with respect to the debt securities or any guarantor;

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  reduce the interest rate or extend the time for payment of interest on the debt securities; or

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  adversely affect the ranking of the debt securities of any series.

Covenants

Principal and Interest

        We covenant to pay the principal of and interest on the debt securities when due and in the manner provided in the indenture.

Consolidation, Merger or Sale of Assets

        We will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our assets to any person or persons in a single transaction or through a series of transactions, unless:

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  we shall be the continuing person or, if we are not the continuing person, the resulting, surviving or transferee person (the "surviving entity") is organized and existing under the laws of the United States or any state or the District of Columbia;

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  the surviving entity will expressly assume all of our obligations under the debt securities and the indenture, and will, if required by law to effectuate the assumption, execute a supplemental indenture, in a form satisfactory to the trustee, which will be delivered to the trustee;

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  immediately after giving effect to such transaction or series of transactions on a pro forma basis, no Event of Default has occurred and is continuing; and

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  we or the surviving entity will have delivered to the trustee an officer's certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the indenture relating to the transaction or series of transactions have been satisfied.

The restrictions in the third and fourth bullets above shall not be applicable to:

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  the merger or consolidation of us with an affiliate of ours if our board of directors determines in good faith that the purpose of such transaction is principally to change our state of incorporation or convert our form of organization to another form; or

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  the merger of us with or into a single direct or indirect wholly owned subsidiary of ours pursuant to Section 251(g) (or any successor provision) of the DGCL (or similar provision of our state of incorporation).

        If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all our assets occurs in accordance with the indenture, the successor person will succeed to, and be substituted for, and may exercise every right and power of ours under the indenture with the same effect as if such successor person had been named in our place in the indenture. We will (except in the case of a lease) be discharged from all obligations and covenants under the indenture and any debt securities issued thereunder.

Negative Covenants

        In addition to the covenants set forth above, the following additional covenants shall apply to the debt securities (unless otherwise provided pursuant to a board resolution and set forth in an officer's certificate or a supplemental indenture). These covenants do not limit our ability to incur indebtedness and apply only to us.

Limitation on Liens

        With respect to each series of debt securities, we will not create or incur any Lien on any of our Properties, whether now owned or hereafter acquired, or upon any income or profits therefrom, in order to secure any of our Indebtedness, without effectively providing that such series of debt securities shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

          (1)   Liens existing as of the closing date of the offering of the series of debt securities;

          (2)   Liens granted after closing date of the offering of the series of debt securities, created in favor of the holders of such series of debt securities;

          (3)   Liens securing our Indebtedness which are incurred to extend, renew or refinance Indebtedness which is secured by Liens permitted to be incurred under the indenture so long as such Liens are limited to all or part of substantially the same Property which secured the Liens extended, renewed or replaced and the amount of Indebtedness secured is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection with any extension, renewal or refinancing); and

          (4)   Permitted Liens.

        Notwithstanding the foregoing, we may, without securing any series of debt securities, create or incur Liens which would otherwise be subject to the restrictions set forth in the preceding paragraph, if after giving effect thereto, Aggregate Debt does not exceed 15% of Consolidated Net Worth calculated as of the date of the creation or incurrence of the Lien.

Limitation on Sale and Lease-Back Transactions

        With respect to each series of debt securities, we will not enter into any sale and lease-back transaction for the sale and leasing back of any Property, whether now owned or hereafter acquired, unless:

          (1)   such transaction was entered into prior to the closing date of the offering of the series of debt securities;

          (2)   such transaction was for the sale and leasing back to us of any Property by one of our Subsidiaries;

          (3)   such transaction involves a lease for less than three years;

          (4)   we would be entitled to incur Indebtedness secured by a mortgage on the Property to be leased in an amount equal to the Attributable Liens with respect to such sale and lease-back transaction without equally and ratably securing such series of debt securities pursuant to the first paragraph of "—Limitation on Liens" above; or

          (5)   we apply an amount equal to the fair value of the Property sold to the purchase of Property or to the retirement of our long-term Indebtedness within 270 days of the effective date of any such sale and lease-back transaction. In lieu of applying such amount to such retirement, we may deliver debt securities to the trustee therefor for cancellation, such debt securities to be credited at the cost thereof to us.

        Notwithstanding the foregoing, we may enter into any sale lease-back transaction which would otherwise be subject to the foregoing restrictions if after giving effect thereto and at the time of determination, Aggregate Debt does not exceed 15% of Consolidated Net Worth calculated as of the closing date of the sale-leaseback transaction.

Existence

        Except as permitted under "—Consolidation, Merger and Sale of Assets," the indenture requires us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that its preservation is no longer desirable in the conduct of business.

Certain Definitions

        As used in this section, the following terms have the meanings set forth below.

        "Aggregate Debt" means the sum of the following as of the date of determination:

          (1)   the aggregate principal amount of our Indebtedness incurred after the closing date of the offering of the debt securities and secured by Liens not permitted by the first sentence under "—Limitation on Liens;" and

          (2)   our Attributable Liens in respect of sale and lease-back transactions entered into after the closing date of the offering of debt securities pursuant to the second paragraph of "—Limitation on Sale and Lease-Back Transactions."

        "Attributable Liens" means in connection with a sale and lease-back transaction the lesser of:

          (1)   the fair market value of the assets subject to such transaction (as determined in good faith by our board of directors); and

          (2)   the present value (discounted at a rate per annum equal to the average interest borne by all outstanding debt securities issued under the indenture determined on a weighted average basis and compounded semi-annually) of the obligations of the lessee for rental payments during the term of the related lease.

        "Capital Lease" means any Indebtedness represented by a lease obligation of a Person incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a capital lease in accordance with GAAP.

        "Consolidated Net Worth" means, as of any date of determination, our Stockholders' Equity and our Consolidated Subsidiaries on that date.

        "Consolidated Subsidiary" means, as of any date of determination and with respect to any Person, any Subsidiary of that Person whose financial data is, in accordance with GAAP, reflected in that Person's consolidated financial statements.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Public Company Accounting Oversight Board (United States) and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

          (1)   interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

          (2)   other agreements or arrangements designed to manage interest rates or interest rate risk;

          (3)   other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices; and

          (4)   other agreements or arrangements designed to protect such person against fluctuations in equity prices.

        "Indebtedness" of any specified Person means, without duplication, any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements with respect thereto) or representing the balance deferred and unpaid of the purchase price of any Property (including pursuant to Capital Leases), except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness would appear as a liability upon an unconsolidated balance sheet of such Person (but does not include contingent liabilities which appear only in a footnote to a balance sheet).

        "Lien" means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

        "Permitted Liens" means:

          (1)   Liens on any of our assets, created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such asset, which obligations are incurred no later than 18 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;

          (2)   (a) Liens given to secure the payment of the purchase price incurred in connection with the acquisition (including acquisition through merger or consolidation) of Property (including shares of stock), including Capital Lease transactions in connection with any such acquisition, and (b) Liens existing on Property at the time of acquisition thereof or at the time of acquisition by us of any Person then owning such Property whether or not such existing Liens were given to secure the payment of the purchase price of the Property to which they attach; provided that, with respect to clause (a), the Liens shall be given within 18 months after such acquisition and shall attach solely to the Property acquired or purchased and any improvements then or thereafter placed thereon;

          (3)   Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (4)   Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on our books in conformity with GAAP;

          (5)   Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other Property relating to such letters of credit and the products and proceeds thereof;

          (6)   Liens encumbering customary initial deposits and margin deposits and other Liens in the ordinary course of business, in each case securing Hedging Obligations and forward contracts, options, futures contracts, futures options, equity hedges or similar agreements or arrangements designed to protect us from fluctuations in interest rates, currencies, equities or the price of commodities;

          (7)   Liens in favor of only us or one or more of our Subsidiaries;

          (8)   inchoate Liens incident to construction or maintenance of real property, or Liens incident to construction or maintenance of real property, now or hereafter filed of record for sums not yet delinquent or being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

          (9)   statutory Liens arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

          (10) Liens consisting of pledges or deposits to secure obligations under workers' compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

          (11) Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which we are a party as lessee, provided the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 16 2/3% of the annual fixed rentals payable under such lease;

          (12) Liens consisting of deposits of Property to secure our statutory obligations in the ordinary course of our business; and

          (13) Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which we are a party in the ordinary course of our business, but not in excess of $25,000,000.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or any other entity, including any government or any agency or political subdivision thereof.

        "Property" means any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of capital stock.

        "Stockholders' Equity" means, as of any date of determination, stockholders' equity as reflected on the most recent consolidated balance sheet available to us prepared in accordance with GAAP.

        "Significant Subsidiary" means any Subsidiary of Adobe which has at least 10% of the total assets of Adobe and its Subsidiaries on a consolidated basis at the end of Adobe's most recent fiscal year.

        "Subsidiary" of any specified Person means any corporation, limited liability company, limited partnership, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof.

Satisfaction, Discharge and Covenant Defeasance

        We may terminate our obligations under the indenture, when:

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  either:

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  all the debt securities of any series issued that have been authenticated and delivered have been accepted by the trustee for cancellation; or

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  all the debt securities of any series issued that have not been accepted by the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year, (a "discharge") and we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name, and at our expense and we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities to pay principal, interest and any premium;

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  we have paid or caused to be paid all other sums then due and payable under the indenture; and

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  we have delivered to the trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

        We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series ("legal defeasance"). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture and will be discharged from our obligations in respect of such debt securities, except for certain obligations, including:

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  the rights of holders of the debt securities to receive principal, interest and any premium when due;

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  our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for debt securities payments held in trust;

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  the rights, powers, trusts, duties and immunities of the trustee; and

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  the defeasance provisions of the indenture.

        In addition, we may elect to have our obligations released with respect to certain covenants in the indenture ("covenant defeasance"). Any failure to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under "Events of Default" will no longer constitute an event of default for that series.

        In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

  •
  we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

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  money in an amount;

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  U.S. government obligations; or

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  a combination of money and U.S. government obligations,

    in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal, interest and any premium at due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, the redemption date;

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  in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, as a result of an IRS ruling or a change in applicable federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

  •
  in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

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  no default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings), it being understood that this condition is not deemed satisfied until after the 91st day;

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  the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such Act;

  •
  the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under the indenture (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings), or any other material agreement or instrument to which we are a party;

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  the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration; and

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  we have delivered to the trustee an officer's certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance or covenant defeasance have been complied with.

Unclaimed Funds

        All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the debt securities that remain unclaimed for two years after the maturity date of such debt securities will be repaid to us upon our request. Thereafter, any right of any holder to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law

        The indenture and the debt securities for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Concerning Our Relationship with the Trustee

        We maintain ordinary banking relationships and credit facilities with affiliates of the trustee.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts for the purchase or sale of:

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  debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

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  currencies; or

  •
  commodities.

        Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

        The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under the indenture.

DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of preferred stock, shares of common stock, purchase contracts or any combination of such securities.

FORMS OF SECURITIES

        Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

        Registered Global Securities.    We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

        If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

        Ownership of beneficial interests in a registered global security will be limited to persons, called "participants," that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

        Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Adobe, the trustee, any warrant agent, unit agent or any other agent of Adobe, agent of the trustee or agent of such warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

        If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary. In addition, we may at any time determine that the securities of any series shall no longer be represented by a registered global security and will issue securities in definitive form in exchange for such registered global security pursuant to the procedure described above.

PLAN OF DISTRIBUTION

        We or selling security holders may sell the securities being offered hereby in the following manner or any manner specified in a prospectus supplement:

  •
  directly to purchasers;

  •
  through agents;

  •
  through underwriters; and

  •
  through brokers or dealers.

        If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling security holders, indicate the nature of any relationship such holders have had to us or any of our affiliates during the three years preceding such offering, state the amount of securities of the class owned by such security holder prior to the offering and the amount to be offered for the security holder's account, and state the amount and (if one percent or more) the percentage of the class to be owned by such security holder after completion of the offering.

        We or any selling security holder may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we or any selling security holder must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, brokers, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

        If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we and, if applicable, any selling security holder will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

        If a broker or dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we and, if applicable, any selling security holder will sell such securities to the broker or dealer, as principal. The broker or dealer may then resell such securities to the public at varying prices to be determined by such broker or dealer at the time of resale.

        Remarketing firms, agents, underwriters, brokers and dealers may be entitled under agreements which they may enter into with us to indemnification by us and by any selling security holder against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

        Any underwriter, agent, broker or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

VALIDITY OF SECURITIES

        The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Perkins Coie LLP.

EXPERTS

        The consolidated financial statements of Adobe Inc. and subsidiaries as of November 30, 2018 and December 1, 2017, and for each of the years in the three-year period ended November 30, 2018, and management's assessment of the effectiveness of internal control over financial reporting as of November 30, 2018, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report on the effectiveness of internal control over financial reporting as of November 30, 2018, contains an explanatory paragraph that states Adobe acquired Magento on June 18, 2018 and Marketo on October 31, 2018, as discussed in Note 2 to the consolidated financial statements. As discussed in Management's Annual Report on Internal Control Over Financial Reporting appearing under Item 9A of the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 2018, management excluded from its assessment of the effectiveness of Adobe's internal control over financial reporting as of November 30, 2018, Magento and Marketo's internal control over financial reporting associated with consolidated total assets of approximately 1.1%, and consolidated total revenues of approximately 1.0%, included in the Company's consolidated financial statements as of and for the year ended November 30, 2018. KPMG's audit of internal control over financial reporting of Adobe as of November 30, 2018, also excluded an evaluation of the internal control over financial reporting of Magento and Marketo.

$

Adobe Inc.

$            % Notes due 20
$            % Notes due 20
$            % Notes due 20
$            % Notes due 20

PROSPECTUS SUPPLEMENT
January     , 2020

Joint Book-Running Managers

BofA Securities	J.P. Morgan	US Bancorp	Wells Fargo Securities